EXHIBIT 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Reports 1.1% Comparable Sales Increase for Holiday Period

HOUSTON, TX, January 8, 2018 - Stage Stores, Inc. (NYSE: SSI) today reported a comparable sales increase of 1.1% for the nine-week period ended December 30, 2017. The Company also narrowed its guidance for 2017 to an adjusted loss per diluted share of $0.90 to $1.15 and comparable sales of -4.0% to -4.5%, from the previously communicated guidance of an adjusted loss per diluted share of $0.90 to $1.25 and comparable sales of -4.0% to -6.0%. Guidance is exclusive of the impact of federal tax reform and the valuation of net deferred tax assets.

Michael Glazer, President and Chief Executive Officer, commented, “We were very pleased to see the strong momentum from the third quarter accelerate into the holiday season as we delivered positive comparable sales in both November and December. Our e-commerce sales increased at a double-digit rate once again as we remain focused on driving growth in this channel. Our non-apparel businesses, primarily cosmetics, shoes, home, gifts, and handbags, had the strongest performances during the holiday season. In addition, active apparel continued to be a winning category. We remain excited about the potential of our off-price Gordmans business as we continued to see sequential improvement in sales and our guest experience. As a result of three consecutive months of positive comparable sales and merchandising discipline throughout the year, we expect to end 2017 with our inventory level and content in great shape. With our improved performance during the course of the year, and particularly the strength of our holiday season, our initiatives to jump start the department stores business in 2017 have proven successful.”

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of January 8, 2018, the Company operates in 42 states through 788 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES, and STAGE specialty department stores and 58 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the Company’s website at corporate.stage.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.
(Tables to Follow)

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	2017 Guidance Range(a)
	Low	High
Diluted loss per share (GAAP)	$(1.38)	$(1.13)
Business acquisition costs (pretax)	0.33	0.33
Store closures, impairments and other (pretax)	0.05	0.05
Income tax impact	(0.15)	(0.15)
Adjusted diluted loss per share (non-GAAP)	$(1.15)	$(0.90)

(a) The updated guidance does not reflect the impact of federal tax reform and the valuation of net deferred tax assets as the impact cannot be determined without unreasonable effort.